Exhibit 2.2


RECORD AND RETURN TO:
      Name:       Ricardo Martinez-Cid, Esquire
      Address:    1699 Coral Way, Suite 510
                  Miami, FL 33145-2860

THIS INSTRUMENT PREPARED BY:
      Name:       Gary Korn, Esquire
                  LEOPOLD, KORN & LEOPOLD, P.A.
      Address:    20801 Biscayne Blvd., #501
                  Aventura, FL 33180

Folio Numbers:    01-4116-009-1800; and
                  01-4116-009-1430
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                                                      (Space above line reserved
                                                       for recording office

                             STATUTORY WARRANTY DEED
                             -----------------------

         THIS INDENTURE is made the 2nd day of October, 2002, between CONQUISTADOR PLAZA, INC., a corporation existing under the laws of the State of Florida, a party of the first part, and SHAMROCK AT THE GABLES LLC, a Florida limited liability company, whose post office address is 12615 S.W. 91st Street, Miami, Florida 33186, party of the second part:

         WITNESSETH: That the party of the first part, for and in consideration of the sum of $10.00 and other valuable considerations, in hand paid by the party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained and sold to the party of the second part, its successors and assigns forever, the parcel of real property described within Exhibit "A" attached hereto.

         SUBJECT TO: Real property taxes for the year 2002 and subsequent years; conditions, limitations, restrictions, reservations and easements of record which are not reimposed by this instrument; and zoning ordinances and governmental regulations, if any.

         AND the party of the first part does hereby fully warrant the title to said land and will defend the same against the lawful claims of all persons whomsoever.

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         IN WITNESS WHEREOF, the party of the first part has executed this indenture As of the day and year first above written.


WITNESSES:                              CONQUISTADOR PLAZA, INC., a Florida
                                        corporation

/s/ Gary A. Korn                        By:  /s/ Christopher Astrom
-------------------------------            ------------------------
Print Name: Gary A. Korn                   CHRISTOPHER ASTROM, President
            -------------------
/s/ Karen S. Leopold
Print Name: Karen S. Leopold            Address:  6915 Red Road, Suite 222
            -------------------         Coral Gables, Florida 33143




STATE OF FLORIDA                          )
                                          ) ss:
COUNTY OF MIAMI-DADE                      )

         The foregoing instrument was acknowledged before me this 2nd day of October, 2002, by CHRISTOPHER ASTROM, as President of CONQUISTADOR PLAZA, INC., a Florida corporation, on behalf of the corporation, who |X| is personally known to me or produced ____________________ as identification.

                                             /s/ Notary Public
                                             ---------------------------------
My Commission Expires:                       Notary Public, State of Florida

                                             Print Name:Gary A. Korn
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